EXHIBIT 99.1

Critical Path Announces 2005 Second Quarter Results

Company Continues Consumer Strategy Momentum;

Q2 Revenue In Line with Guidance; Gross Margins Up; Expenses Down

SAN FRANCISCO, Calif. (July 28, 2005) – Critical Path, Inc. (Nasdaq: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the second quarter ended June 30, 2005.

For the second quarter of 2005, revenues were $17.1 million, compared to $17.4 million in the first quarter of 2005 and $17.0 million in the second quarter of 2004.

“For the fourth quarter in a row, our results are consistent with our guidance,” said Mark Ferrer, Chairman and CEO, Critical Path.

“Approaching profitability, reducing expense and stabilizing revenues have been the result of our focus on the growing consumer messaging market – a strategy we began executing on last fall. Our Memova™ business is growing, while increasing as a percentage of overall revenue. In Q2 we signed several Memova™ Messaging and Memova™ Anti-Abuse deals, and we expect to see our first revenues from Memova™ Mobile – our new consumer mobile email solution – in Q3, as mobile operators begin launching new services.”

GAAP Results

For the second quarter of 2005, net loss attributable to common shareholders, based on United States generally accepted accounting principles (GAAP), was $7.9 million or $0.27 per share, compared to a net loss of $12.6 million or $0.46 per share in the first quarter of 2005 and a net loss of $12.4 million or $0.59 per share in the second quarter of 2004.

The net loss which excludes accretion of mandatorily redeemable preferred stock, a non-cash item related to our outstanding preferred stock, for the second quarter of 2005 was $1.4 million or $0.05 per share, compared to a net loss of $7.4 million or $0.27 per share in the first quarter of 2005 and a net loss of $9.1 million or $0.43 per share in the second quarter of 2004. For the second quarter of 2005, total cost of net revenues and operating expenses, based on GAAP, were $20.0 million, compared to $25.7 million in the first quarter of 2005 and a 34% decline from $30.3 million in the second quarter of 2004.

Adjusted EBITDA Results

For the second quarter of 2005, net loss, on an adjusted EBITDA basis, was $0.7 million, or $0.02 per share, compared to a loss of $3.1 million or $0.11 per share in the first quarter of 2005 and a loss of $7.9 million or $0.37 per share in the second quarter of 2004. For the second quarter of 2005, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $17.8 million, compared to $20.5 million for the first quarter of 2005 and $24.9 million for the second quarter of 2004. Adjusted EBITDA results, a non-GAAP metric we use to measure the performance of our business, is earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path Announces 2005 Second Quarter Results

“I am happy to report that our commitment to operational excellence is continuing to pay off, improving our economic profile. This quarter marks our fourth quarter of improved gross margins, with significant gross margin gains over the same quarter last year,” said Jim Clark, CFO, Critical Path. “In addition, we’ve continued to reduce operating expenses without impacting our revenues and we reduced debt by $5.6 million in Q2.”

As of June 30, 2005, the Company’s cash and cash equivalents totaled $17.0 million, compared to $27.2 million at March 31, 2005 and $23.2 million at December 31, 2004. In the quarter, the Company paid down debt by $5.6 million. In addition, we were negatively affected by currency exchange fluctuations. The Company expects to significantly reduce cash burn in Q3 and Q4.

Second Quarter 2005 Highlights

•	Approaching Profitability: Second quarter 2005 results continue to improve toward profitability. As referred to above, losses have narrowed significantly.

•	In with Memova™ – Critical Path was able to meet revenue expectations again this quarter due to revenue from core consumer messaging solutions for service providers. Significant deals in the quarter included Swisscom’s purchase of Memova™ Messaging (see today’s separate announcement) and T-System’s purchase of Memova Anti-Abuse.

•	Memova™ Mobile in Asia – China, India and Southeast Asia are expected to provide a significant opportunity for Critical Path. Indosat – a leading telecommunications provider in Indonesia with more than 10 million mobile subscribers – is expected to go live with Memova Mobile services for the mass market next month. Multiple operators are currently engaged in market trials, deployments and evaluations of Memova Mobile in Asia. The Company has expanded resources in Asia, bringing in a new Director of China & Northern Asia, and adding new field sales & marketing skills.

Guidance

Second quarter 2005 revenue of $17.1 million was in line with the Company’s guidance range of $17.0 to $19.0 million. Gross margins, on an adjusted EBITDA basis, were 54%, slightly better than the guidance range of 49% to 53%. Operating expenses, on an adjusted EBITDA basis, were better than the previously provided guidance of $10.5 million to $11.5 million.

The Company currently expects revenue for the third quarter of 2005 to be in the range of $17.0 million to $19.0 million, and in the range of $18.0 million to $20.0 million in the fourth quarter of 2005.

This guidance is on an adjusted EBITDA (non-GAAP) basis as described above. If the Company is successful in delivering the middle to high end of its revenue range, it expects total gross margins in the third and fourth quarters to be in the range of 53% to 58%. Additionally, the Company expects its operating expenses to be in the range of $9.5 million to $10.5 million in the third and fourth quarters of 2005.

Critical Path Announces 2005 Second Quarter Results

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, if any, other income (expense), interest income and expense, stock-based expenses and accretion on mandatorily redeemable preferred stock, are not reasonably estimable or predictable.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis, both cost of revenues and operating expenses on an adjusted EBITDA basis and Memova Anti-Abuse sales bookings. The most directly comparable GAAP measures are the net loss attributable to common shareholders, cost of net revenues and operating expenses and net revenues, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock. Memova Anti-Abuse sales bookings are the billable value of contracts for such products closed in the period. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Thursday, July 28, 2005, at 4:15 p.m. Eastern Time to discuss the financial results for the second quarter ended June 30, 2005. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (within the U.S. and Canada) or +1 706-634-1329 (from outside the U.S. and Canada) five to ten minutes prior to the scheduled start time (no passcode is needed). In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, www.criticalpath.net. A replay of the conference call will also be available by telephone for fourteen days following the call. To access the telephone replay, please dial +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 8266895. The Web cast and earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path’s Memova™solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service

Critical Path Announces 2005 Second Quarter Results

providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins and operating expenses for the second fiscal quarter of 2005, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10Q for the three months ended March 31, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

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Contact Information

For Reporters and Editors: Critical Path, Inc. Michelle Weber 415.541.2575 pr@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2004	March 31, 2005	June 30, 2005
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$23,239	$27,196	$16,993
Accounts receivable, net	19,667	18,817	19,661
Other current assets	4,567	3,696	3,767

Total current assets	47,473	49,709	40,421

Property and equipment, net	11,379	8,829	7,244
Goodwill	6,613	6,613	6,613
Other assets	3,734	3,776	2,007

Total assets	$69,199	$68,927	$56,285

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,973	$3,986	$4,988
Accrued expenses	23,207	24,524	19,536
Deferred revenue	9,978	11,451	11,576
Capital lease and other obligations, current	1,067	695	355
Notes payable, current	5,565	5,565	—

Total current liabilities	44,790	46,221	36,455
Deferred revenue long-term	173	136	71
Notes payable, long-term	8,875	15,847	16,698
Embedded derivative liability	5,173	3,660	2,402

Total liabilities	59,011	65,864	55,626

Mandatorily redeemable preferred stock	122,377	117,569	116,248

Total shareholders’ deficit	(112,189)	(114,506)	(115,589)

Total liabilities and shareholders’ deficit	$69,199	$68,927	$56,285

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended			Six months ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$5,407	$4,445	$4,771	$9,658	$9,216
Hosted messaging	3,711	5,211	3,528	8,054	8,739
Professional services	2,936	3,084	3,727	5,595	6,811
Maintenance and support	4,962	4,700	5,083	10,787	9,783

Total net revenue	17,016	17,440	17,109	34,094	34,549

COST OF NET REVENUE
SW licensing	1,708	1,208	1,035	2,619	2,243
Hosted messaging	6,570	5,124	3,766	12,951	8,890
Professional services	3,034	2,404	2,318	6,128	4,722
Maintenance and support	1,322	1,550	1,550	2,771	3,100
Stock-based expense	—	64	43	5	107
Restructuring and other expenses	175	—	—	175	—

Total cost of net revenue	12,809	10,350	8,712	24,649	19,062

GROSS PROFIT	4,207	7,090	8,397	9,445	15,487

OPERATING EXPENSES
Selling and marketing	6,035	4,647	3,926	12,974	8,573
Research and development	5,344	4,893	3,644	11,123	8,537
General and administrative	3,771	3,914	3,356	6,890	7,270
Stock-based expense	1,212	244	212	1,253	456
Restructuring expense	1,144	1,639	168	2,209	1,807

Total operating expenses	17,506	15,337	11,306	34,449	26,643

OPERATING LOSS	(13,299)	(8,247)	(2,909)	(25,004)	(11,156)

Other income (expense), net	6,733	1,846	2,531	10,400	4,377
Interest income (expense)	(2,065)	(660)	(907)	(3,645)	(1,567)

Loss before provision for income taxes	(8,631)	(7,061)	(1,285)	(18,249)	(8,346)

Provision for income taxes	(445)	(308)	(116)	(811)	(424)

NET LOSS	(9,076)	(7,369)	(1,401)	(19,060)	(8,770)

Accretion on mandatorily redeemable preferred stock	(3,348)	(5,277)	(6,515)	(6,495)	(11,792)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,424)	$(12,646)	$(7,916)	$(25,555)	$(20,562)

Net loss per share	$(0.43)	$(0.27)	$(0.05)	$(0.90)	$(0.31)

Net loss per share attributable to common	$(0.59)	$(0.46)	$(0.27)	$(1.21)	$(0.73)

Shares used in the per share calculations	21,157	27,256	29,358	21,074	28,356

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended			Six months ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$5,407	$4,445	$4,771	$9,658	$9,216
Hosted messaging	3,711	5,211	3,528	8,054	8,739
Professional services	2,936	3,084	3,727	5,595	6,811
Maintenance and support	4,962	4,700	5,083	10,787	9,783

Total net revenue	17,016	17,440	17,109	34,094	34,549

COST OF NET REVENUE
SW licensing	1,708	1,208	1,035	2,619	2,243
Hosted messaging	5,494	3,886	3,007	10,692	6,893
Professional services	2,994	2,376	2,295	6,031	4,671
Maintenance and support	1,302	1,532	1,541	2,727	3,073

Total cost of net revenue	11,498	9,002	7,878	22,069	16,880

GROSS PROFIT	5,518	8,438	9,231	12,025	17,669

OPERATING EXPENSES
Selling and marketing	5,854	4,477	3,806	12,523	8,283
Research and development	4,513	3,240	3,111	9,363	6,351
General and administrative	3,061	3,786	3,036	5,989	6,822

Total operating expenses	13,428	11,503	9,953	27,875	21,456

ADJUSTED EBITDA LOSS	$(7,910)	$(3,065)	$(722)	$(15,850)	$(3,787)

Adjusted EBITDA loss per share	$(0.37)	$(0.11)	$(0.02)	$(0.75)	$(0.13)

Shares used in the per share calculations	21,157	27,256	29,358	21,086	28,356

*	Excludes interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as other income (expense), net, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company’s Non-GAAP results and Adjusted

EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended			Six months ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(7,910)	$(3,065)	$(722)	$(15,850)	$(3,787)
Interest income (expense)	(2,065)	(660)	(907)	(3,645)	(1,567)
Provision for income taxes	(445)	(308)	(116)	(811)	(424)
Depreciation and amortization	(2,683)	(3,235)	(1,764)	(5,512)	(4,999)
Other income (expense), net	6,733	1,846	2,531	10,400	4,377
Restructuring and other expenses	(1,319)	(1,639)	(168)	(2,384)	(1,807)
Stock-based expenses	(1,387)	(308)	(255)	(1,258)	(563)

Net loss	(9,076)	(7,369)	(1,401)	(19,060)	(8,770)
Accretion on mandatorily redeemable preferred stock	3,348	5,277	6,515	6,495	11,792

Net loss attributable to common shareholders	$(12,424)	$(12,646)	$(7,916)	$(25,555)	$(20,562)

Net loss per share	$(0.43)	$(0.27)	$(0.05)	$(0.90)	$(0.31)

Net loss per share attributable to common	$(0.59)	$(0.46)	$(0.27)	$(1.21)	$(0.73)

Shares used in the per share calculations	21,157	27,256	29,358	21,074	28,356

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenses on a United States GAAP basis.

	Three months ended			Six months ended
	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004	June 30, 2005
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$24,926	$20,505	$17,831	$49,944	$38,336
Depreciation and amortization	(2,683)	(3,235)	(1,764)	(5,512)	(4,999)
Restructuring expenses	(1,319)	(1,639)	(168)	(2,384)	(1,807)
Stock-based expenses	(1,387)	(308)	(255)	(1,258)	(563)

Total cost of net revenues and operating expenses on a United States GAAP basis	$30,315	$25,687	$20,018	$59,098	$45,705